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                                                                    EXHIBIT 23.1

                       [LETTERHEAD OF DELOITTE & TOUCHE]



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Form S-3 and Form S-8 of our report dated October 30, 1996 appearing in the report on Form 8-KA of Chartwell Leisure Inc. on the financial statements of Capital Properties Limited Partnership for the year ended September 30, 1996 and 1995 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.



/s/ Deloitte & Touche

Chartered Accountants

Calgary, Alberta, Canada
December 12, 1996



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Deloitte Touche
Tohmatsu
International
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